As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-84251

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of	38-0819050 (I.R.S. Employer
incorporation or organization)	Identification No.)

901 44th Street, Grand Rapids, Michigan (Address of Principal Executive Offices)	49508 (Zip Code)

STEELCASE INC. RETIREMENT PLAN
(successor by merger to STEELCASE INC. 401(K) RETIREMENT PLAN)
(Full title of the plan)

Jon D. Botsford,
Senior Vice President, Secretary and
Chief Legal Officer
Steelcase Inc.
901 44th Street
Grand Rapids, Michigan 49508

(Name and address of agent for service)

(616) 246-9600

(Telephone number, including area code, of agent for service)

     Pursuant to Rule 429 under the Securities Act, this Registration Statement shall act as a post-effective amendment of the registration statement on Form S-8 (No. 333-84251).

PART II
SIGNATURES
Steelcase Inc. Retirement Plan
2004-1 Amendment to Steelcase Inc. Retirement Plan
Consent of BDO Seidman, LLP

     The Registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to report that the Steelcase Inc. 401(k) Retirement Plan (the “Prior Plan”) has been merged, with certain amendments, into the Steelcase Inc. Retirement Plan (the “Plan”). The amendments to the Prior Plan do not relate to the Steelcase stock fund option available under the Prior Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

       The documents listed below have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference herein:

1.      The Annual Report of the Registrant on Form 10-K for the fiscal year ended February 28, 2003, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.      The Annual Report of the Plan1 on Form 11-K for the fiscal year ended February 28, 2003, as filed with the Commission pursuant to the Exchange Act.

3.      The Quarterly Report of the Registrant on Form 10-Q for the quarter ended November 28, 2003, as filed with the Commission pursuant to the Exchange Act.

4.      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended February 28, 2003.

5.      The description of the Class A Common Stock of the Registrant contained in the Registrant’s Prospectus dated February 17, 1998, filed with the Commission pursuant to the Securities Act, which Prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-41647), effective February 17, 1998, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such

[1]	The Annual Report covers plan interests under the Prior Plan.

statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
4.1	Steelcase Inc. Retirement Plan.

4.2	2004-1 Amendment to Steelcase Inc. Retirement Plan.

23.1	Consent of BDO Seidman, LLP.

24.1	Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on March 26, 2004.

STEELCASE INC.

By:	/s/ James P. Hackett

James P. Hackett
President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of STEELCASE INC., hereby severally constitute and appoint James P. Hackett and James P. Keane, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors of STEELCASE INC. to enable STEELCASE INC. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to this Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James P. Hackett James P. Hackett	President and Chief Executive Officer, Director (Principal Executive Officer)	March 23, 2004
/s/ James P. Keane James P. Keane	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2004
/s/ Robert C. Pew III Robert C. Pew III	Chairman of the Board of Directors, Director	March 24, 2004

/s/ William P. Crawford William P. Crawford	Director	March 22, 2004
/s/ Earl D. Holton Earl D. Holton	Director	March 21, 2004
/s/ Michael J. Jandernoa Michael J. Jandernoa	Director	March 22, 2004
/s/ David W. Joos David W. Joos	Director	March 26, 2004
/s/ Elizabeth Valk Long Elizabeth Valk Long	Director	March 26, 2004
/s/ Peter M. Wege II Peter M. Wege II	Director	March 26, 2004
/s/ P. Craig Welch, Jr. P. Craig Welch, Jr.	Director	March 26, 2004
/s/ Kate Pew Wolters Kate Pew Wolters	Director	March 26, 2004

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on March 26, 2004.

STEELCASE INC. RETIREMENT PLAN

By: Steelcase Inc., as Plan Administrator

By: /s/ James P. Keane

James P. Keane,
Senior Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Steelcase Inc. Retirement Plan.

4.2	2004-1 Amendment to Steelcase Inc. Retirement Plan.

23.1	Consent of BDO Seidman, LLP.

24.1	Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).